Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, David H. Fleischman, certify that:

1.	I have reviewed this annual report on Form 10-K/A of TradeStation Group, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 29, 2011	By:	/s/ David H. Fleischman
Date		David H. Fleischman
Chief Financial Officer, Vice President of Finance and Treasurer